UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  November 19, 2008

BAYHILL CAPITAL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-11730	84-1089377
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

10757 S. Riverfront Pkwy South Jordan, Utah		84095
(Address of principal executive offices)		(Zip Code)

(801) 816-2529
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 20, 2007, BayHill Capital Corporation (the “Company”), announced that Gary L. Cook, Chief Financial Officer and Treasurer of the Company, resigned from both positions on November 19, 2008.  The Company also announced that Robert K. Bench has been named to serve as the Company’s Chief Financial Officer, in addition to his continuing service as the Company’s President and Chief Executive Officer, effective November 20, 2008.

Mr. Bench, who is 59 years old, has served as the President and Chief Executive Officer of the Company since October 2007 and as a director of the Company since December 2007.  Mr. Bench was a founder and is a managing member of BayHill Group LC, a consulting group focused on assisting microcap companies (“BayHill Group”), a position he has held since April, 1999.  He also served as the Chief Financial Officer of Innuity, Inc., a software as a service company that delivers applications for small businesses, from January, 2005 until April, 2007 and the Chief Financial Officer of The SCO Group, a developer and marketer of software applications and operating systems, from November, 2000 until August, 2004.  He has also served in senior management positions for West-Wind Corporation, Webmiles, Inc., Sento Corporation, CerProbe, Inc., Fresh Technologies, Inc., Clyde Digital Systems, Inc., and NP Energy Corporation.

Throughout the fiscal year ended June 30, 2008, the Company obtained a series of loans, in the aggregate amount of $695,000, from BayHill Capital, LC and Vector Capital LLC.  BayHill Capital LC is a limited liability company of which BayHill Group was the manager.  Mr. Bench is a managing member of BayHill Group.  Mr. Bench is the managing member of Vector Capital, LLC.  All of such loans, together with $250,000 of notes outstanding as of June 30, 2007 and accrued interest, were converted into 744,330 shares of the Company’s common stock in multiple transactions during the fiscal year ended June 30, 2008.  In July 2008, BayHill Capital, LC was dissolved and the shares of the Company’s common stock acquired by BayHill Capital, LC in the transactions described above were distributed to the 22 members of BayHill Capital, LC, including Mr. Bench.

In July, 2008, the Company obtained an advance of $100,000 in cash funds for use as working capital from Little Hollow Farms, Inc.  Mr. Bench is the President of Little Hollow Farms, Inc.  The Company is accruing interest on this advance at the rate of 12% per annum; however, as of the date of this report, the Company had not made any principal or interest payments with respect to the advance.  The outstanding balance of the advance, including accrued interest, at September 30, 2008 was $104,505.

Mr. Bench is currently compensated for his service as President and Chief Financial Officer of the Company at the annual rate of $100,000 and is eligible to receive incentive bonuses if and when determined by the Company’s Board of Directors.  Mr. Bench also participates in other employee benefit plans provided by the Company to its employees.  Mr. Bench has not entered into an employment agreement with the Company and is employed at will.  Additional information regarding Mr. Bench’s historical compensation arrangements with the Company is set forth in the Company’s Annual Report on Form 10-KSB, filed with the Securities and Exchange Commission on September 12, 2008. The Company does not currently anticipate that Mr. Bench will be provided with additional compensation attributable to his appointment as the Chief Financial Officer of the Company.

Item 8.01                   Other Events

On November 20, 2008, the Company issued a press release announcing the management transition described above.  A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01                       Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit Number	Title of Document	Location

99.1	Press Release dated November 20, 2008	Attached

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BAYHILL CAPITAL CORPORATION

Date: November20, 2008                                                       By:/s/ Robert K. Bench
        Robert K. Bench,
        Chief Executive Officer and Chief Financial Officer and Treasurer